Exhibit 10.13 AMENDMENT TO DANAHER CORPORATION & SUBSIDIARIES EXECUTIVE DEFERRED INCENTIVE PROGRAM This is an Amendment to the Danaher Corporation & Subsidiaries Executive Deferred Incentive Program, which was amended and restated effective June 1, 2023 (the “Plan”). Under Section 7.1 of the Plan, Danaher Corporation (the “Plan Sponsor”) has reserved unto itself the right to amend the Plan. Accordingly, pursuant to Section 7.1, the Plan Sponsor hereby amends the Plan in the following particulars, to be effective as of September 30, 2023: 1. Add a new Appendix E to read as follows: APPENDIX E TRANSFER OF LIABILITIES TO VERALTO CORPORATION & SUBSIDIARIES EXECUTIVE DEFERRED INCENTIVE PROGRAM On or after September 30, 2023, certain Employers, including Veralto Corporation and its subsidiaries (“Veralto”), are intended to separate from the Danaher Corporation controlled group. In anticipation of such event, the Plan liabilities and benefits related to those Participants who are employed by Veralto (“Veralto Participants”), including amounts not subject to Code Section 409A (i.e., amounts deferred and vested prior to January 1, 2005, and earnings related thereto), will be transferred to the Veralto Corporation & Subsidiaries Executive Deferred Incentive Program (“Veralto EDIP”), effective as of September 30, 2023. After the transfer of the Plan liabilities to the Veralto EDIP on the date specified above, the Plan Sponsor, the Plan, any directors, officers, or employees of the Plan Sponsor, and any successors thereto, shall have no further obligation or liability to any such individual with respect to any benefit, amount, or right due under the Plan. On and after the transfer of the Plan liabilities to the Veralto EDIP on September 30, 2023, the Employers that are intended to separate from the Danaher Corporation controlled group shall cease to participate in the Plan. On and after the transfer of the Plan liabilities to the Veralto EDIP on September 30, 2023, Veralto Participants shall cease participation in the Plan, but shall participate in the Veralto EDIP in accordance with the terms therein; provided, that any distribution election applicable to the Plan benefit of a Veralto Participant immediately before the transfer will continue to apply to the liabilities and benefits transferred to the Veralto EDIP, in accordance with the terms therein. 2.

2 Confidential - Company Proprietary All other parts of the Plan not inconsistent herewith are hereby ratified and confirmed.